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                                                                EXHIBIT 10 (a)



                                  INDENET, INC.

                                Livonia, Michigan

                                   $15,000,000

                          INVESTMENT AND LOAN AGREEMENT

                                  March 26, 1998



                              Financing provided by

                           ALLIED CAPITAL CORPORATION


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                                TABLE OF CONTENTS

                                                                            PAGE

PREAMBLE                                                                       7
    Parties                                                                    7
    Recitals                                                                   7

ARTICLE 1 - LOAN                                                               7

            Section 1.1   Funding                                              7
            Section 1.2   Collateral                                           8
            Section 1.3   Senior Debt; Subordinated Agreements                 8
            Section 1.4   Conditions to the Initial Loan                       9
            Section 1.5   Future Acquisition. Conditions to                   10
                          Funding Subsequent Loan

ARTICLE 2 - EQUITY                                                            11
            Section 2.1   Stock Purchase Warrants                             11
            Section 2.2   Valuation of Warrants                               11

ARTICLE 3 - INTENTIONALLY OMITTED                                             12

ARTICLE 4 - EXECUTIVE'S AGREEMENT                                             12
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES                                    12
            Section 5.1   Due Organization. Authority. Binding.               12
                           Obligation. Opinion of Counsel.
            Section 5.2   Principal Business; Title To Assets                 13
            Section 5.3   Litigation                                          13
            Section 5.4   Taxes                                               13
                          (a) Generally                                       13
                          (b) No Open Returns                                 13
                          (c) Excess Parachute Payments                       14
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                                                                            PAGE

                          (d) Deferred Intercompany                           14
                              Transactions
            Section 5.5   Financial Statements                                14
            Section 5.6   Leases; Material Contracts                          14
                          (a) Leases                                          14
                          (b) Material Contracts                              14
            Section 5.7   Disclosure                                          14
            Section 5.8   Management History                                  15
            Section 5.9   Subsidiaries                                        15
            Section 5.10  Incumbency                                          15
            Section 5.11  No Material Change                                  15
            Section 5.12  No Side Agreements                                  15
            Section 5.13  Non-Contravention                                   16
            Section 5.14  Fee & Brokerage                                     16
            Section 5.15  Other Debts; Sources and Uses                       16
            Section 5.16  Capital Structure                                   16
            Section 5.17  Solvency                                            16
            Section 5.18  Regulatory Compliance                               17
            Section 5.19  Employee Benefit Matters                            17
            Section 5.20  Collective Bargaining                               17
            Section 5.21  Employees Contracts and                             17
                           Non-competition Agreements
            Section 5.22  No Competing Business Interests                     18
            Section 5.23  No Conflicting Non-Competition                      18
                           Agreements

ARTICLE 6 - AFFIRMATIVE COVENANTS                                             18

            Section 6.1   Monthly Financials                                  18
            Section 6.2   Form 10Q                                            18
            Section 6.3   Certification of Non Default                        18
            Section 6.4   Form 10K                                            18
            Section 6.5   Projected Financials                                19
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                                                                            PAGE

            Section 6.6   Regulatory Filings                                  19
            Section 6.7   Notice of Litigation                                19
            Section 6.8   Notice of Defaults or Judgments                     19
            Section 6.9   Board Meetings                                      19
            Section 6.10  Insurance                                           20
            Section 6.11  Use of Proceeds; Certification                      20
            Section 6.12  Intentionally Omitted                               20
            Section 6.13  Intentionally Omitted                               20
            Section 6.14  Payments and Other Debts                            21
            Section 6.15  Maintain Copies; Financing Statements               21
            Section 6.16  Information Requests                                21
            Section 6.17  Protect the Collateral                              21
            Section 6.18  Further Assurance                                   21

ARTICLE 7 - NEGATIVE COVENANTS                                                27
            Section 7.1   Change of Organization                              27
            Section 7.2   Equity Issuance or Redemption                       27
            Section 7.3   Dividends                                           27
            Section 7.4   Directors                                           27
            Section 7.5   Mergers, Etc.                                       28
            Section 7.6   Capital Expenditures                                28
            Section 7.7   Employee Compensation                               28
            Section 7.8   Indebtedness                                        28
            Section 7.9   Affiliate Transactions                              28
            Section 7.10  Change of Site or Business                          28
            Section 7.11  Change in Company, etc.                             28
            Section 7.12  New Debt Provisions                                 29
            Section 7.13  Judgments                                           29
            Section 7.14  Cross-Default                                       29
            Section 7.15  Diversion of Proceeds                               29
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                                                                            PAGE

ARTICLE 8 - TERMINATION OF AGREEMENT                                          25
ARTICLE 9 - DEFAULT                                                           25

            Section 9.1   Events of Default                                   25
                          (a) Principal and Interest Payments                 25
                          (b) Representations and Warranties                  25
                          (c) Covenants                                       25
                          (d) Loan Documents                                  25
                          (e) Other Debt to Holders                           25
                          (f) Cross Default to Other Obligations              26
                          (g) Involuntary Bankruptcy or                       26
                                Receivership Proceedings
                          (h) Voluntary Petitions                             26
                          (i) Assignments for Benefit of                      26
                                Creditors
                          (j) Undischarged Judgments                          26
                          (k) Attachment                                      27
                          (l) No Assumption                                   27
                          (m) Loss of Key Employees                           27
            Section 9.2   Remedies                                            27

ARTICLE 10 - FEES AND COSTS                                                   27

            Section 10.1   Closing Costs                                      28
            Section 10.2   Commitment Fee                                     28
            Section 10.3   Hourly Fee                                         28
            Section 10.4   Expenses                                           28
            Section 10.5   Costs and Fees                                     28
                           (a) Suits                                          28
                           (b) Liability                                      28

ARTICLE 11 - INDEMNIFICATION; ENVIRONMENTAL                                   28
             LIABILITY

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                                                                            PAGE

ARTICLE 12 - REMEDIES                                                         29
            Section 12.1  Cumulation. Receivership                            29
            Section 12.2  No Implied Waiver                                   30
ARTICLE 13 - PARTIES                                                          30
ARTICLE 14 - NOTICE                                                           30
ARTICLE 15 - RELATIONSHIP OF THE PARTIES                                      31
ARTICLE 16 - CONTROLLING LAW; VENUE AND                                       32
             JURISDICTION; SERVICE OF PROCESS
ARTICLE 17 - WAIVER OF TRIAL BY JURY                                          32
ARTICLE 18 - CAPTIONS; SEVERANCE                                              33
ARTICLE 19 - COUNTERPARTS; ENTIRE AGREEMENT                                   33
ARTICLE 20 - DEFINITIONS AND RULES OF CONSTRUCTION                            33
            Section 20.1 Definitions                                          33
            Section 20.2 Rules of Construction                                33
TABLE OF EXHIBITS                                                             39

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         THIS INVESTMENT AND LOAN AGREEMENT is made by and among IndeNet, Inc., a Delaware corporation (the "Borrower"), and Allied Capital Corporation, a Maryland corporation (collectively with its successors and assigns, the "Holder").

                                    RECITALS

         A. Under terms of a letter dated February 16, 1998, by and between the Holder and the Borrower (the "Commitment Letter"), the Borrower committed to issue to the Holder subordinated debentures and warrants to purchase shares of the Borrower's common stock, in consideration for an initial loan in the aggregate amount of Nine Million Dollars ($9,000,000) (the "Initial Loan") and subsequent loans in the aggregate amount of Six Million Dollars ($6,000,000), each loan to be made in accordance with the terms and conditions set forth herein (collectively with all modifications, renewals, extensions and replacements thereof and therefor, the "Loans").

         B. Under terms of the Commitment Letter, the Borrower has agreed to use the Loans to repay a portion of its Senior Debt (as defined later), satisfy its working capital needs and fund future acquisitions, as provided herein.

         C. The Borrower and the Holder wish to set out their agreement and understandings with respect to the foregoing.

                                   PROVISIONS

         In consideration of the premises and the covenants herein, the Holder and the Borrower each agree as set forth below.

                                   ARTICLE 1

                                      Loan

Section 1.1 Funding. At Closing hereunder, the Holder will fund the Initial
Loan to the Borrower upon the satisfaction of conditions set forth in this Agreement. In addition, at any time during the six month period following the Closing Date, if the Borrower desires to make any future acquisitions which have been approved in writing by the Holder, in its sole discretion ("Future Acquisitions"), the Holder agrees, upon the satisfaction of conditions set forth in this Agreement, to make one or more loans to the Borrower, in such amounts requested by the Borrower, which in the aggregate will not exceed Six Million

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Dollars ($6,000,000), but shall be made in increments of Two Million Dollars
($2,000,000) or more (the "Subsequent Loans"), for the sole purpose of funding such Future Acquisitions. The Initial Loan and each of the Subsequent Loans will be evidenced by, and repaid according to the terms of certain subordinated debentures, in the form attached hereto as EXHIBIT 1.1A (the "Initial Debenture") or EXHIBIT 1.1B (the "Subsequent Debenture"), as applicable collectively, the Initial Debenture and any Subsequent Debentures with all modifications, extensions, renewals and replacements thereof and therefor, the "Debentures"), each of which will be issued by the Borrower to the Holder at Closing or, if applicable, the Future Acquisition Closing (as defined herein).

Section 1.2 Collateral. Subject to the prior liens described in Section 1.3 below, the Debentures and the Holder's rights herein shall be secured against all of the Borrower's realty and personalty and other property of any kind, all accessions thereto, substitutions for and all replacements, products and proceeds thereof, including without limitation the collateral described below. The Borrower hereby grants to the Holder continuing security interests in all of the foregoing. At Closing, the Borrower shall execute and deliver or, if not a party thereto, deliver to the Holder each of the following documents (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, the "Collateral Documents"):

         (a) a Security Agreement in the form attached hereto as EXHIBIT 1.02A;

         (b) UCC-1 Financing Statements in the form attached hereto as
EXHIBIT 1.02B;

         (c) a Security Agreement for Intellectual Property, covering all of the CCMS's patents, trademarks and other intellectual properties, in the form of
EXHIBIT 1.02C hereto;

         (d) a Collateral Assignment of the Borrower's leasehold interests in real property, in the form of EXHIBIT 1.02D hereto;

         (e) a Guaranty, duly executed by each of Guarantors, in the form of
EXHIBIT 1.02E hereto; and

The Collateral Documents, this Agreement and the Debentures, collectively with all modifications, extensions, renewals and replacements thereof and therefor, are sometimes hereinafter referred to as the "Loan Documents".

Section 1.3 Senior Debt; Subordination Agreements. (a) From time to time, the Borrower may, subject to the conditions set forth herein, (i) obtain debt financing from

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institutional lenders in the amounts and on terms consistent with Section 7.8 hereof and (ii) obtain purchase money and true lease financing for tangible assets in its ordinary course of business. Such financings are sometimes hereinafter collectively called the "Senior Debt." In no case shall the Borrower incur any Senior Debt if such proposed Senior Debt financing will (a) violate the ratio requirements of Section 7.8 hereof, or (b) breach any covenant contained in the Loan Documents.

         (b) So long as no Event of Default has occurred, the Holder will at the Borrower's written request from time to time execute reasonable and customary subordination agreements in favor of institutional lenders proposing to provide Senior Debt on reasonable and customary terms. Such subordination agreements may upon demand of such institutional lenders, include provisions for subordination of lien priority under the Loan Documents, cessation of payments under the Loan in case any Senior Debt facility is in default, and a moratorium on exercise of Holder's remedies against the Companies for one hundred twenty (120) days after such a default. So long as the conditions herein for the incurring of Senior Debt are met, the Holder shall execute such subordination agreements without undue delay.

Section 1.4 Conditions to Funding of the Initial Loan. The obligation of the Holder to fund the Initial Loan on the date hereof (the "Closing Date") is subject to the fulfillment, on or prior to the Closing Date, of each of the following documents:

         (a) The Borrower shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required hereunder;

         (b) The Holder shall have received an opinion of the Borrower's counsel, Miller, Canfield, Paddock and Stone, P.L.C. dated the Closing Date, in form and substance satisfactory to the Holder;

         (c) The Borrower shall have delivered to the Holder each of the following documents, duly executed by it or such other persons, if applicable:

             (i)   an Initial Debenture;

             (ii)  an Initial Stock Purchase Warrant;

             (iii) a Executive Agreement duly executed by all parties, in the form of EXHIBIT 1.04 attached hereto;

             (iv) each of the other Loan Documents; and

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             (v) any other documents reasonably requested by the Holder in connection therewith.

         (d) The Holder shall have received copies of the certificate of incorporation and any other publicly filed organizational documents of each U.S. Company, certified by the respective states of incorporation for the U.S. Companies;

         (e) The Holder shall have received certified (as of the Closing Date) copies of all corporate action taken by each U.S. Company, including resolutions of their respective Board of Directors, authorizing the execution, delivery and performance of the Loan Documents; and

         (f) The Holder shall have received a certificate as to the legal existence and good standing of each U.S. Company, issued by the Secretary of State of the State of Delaware or appropriate public official in each of its jurisdiction of incorporation and foreign qualification.

Section 1.5 Future Acquisitions, Conditions to Funding Subsequent Loan. In the event that the Borrower desires the Holder to make a Subsequent Loan in connection with a Future Acquisition which has been previously approved in writing by the Holder, the closing of the Subsequent Loan shall take place on such date and at such place as shall be mutually agreed upon by the parties (the "Future Acquisition Closing Date"). On each Future Acquisition Closing Date, the Holder and the Borrower shall take the following actions, with the obligations of each party subject to the performance by the other of its obligations under this Section:

         1. The Borrower shall have delivered to the Holder a certificate certifying (i) that the representations and warranties relating to the Borrower contained in Article 5 of this Agreement are true and correct in all material respects, as of the Future Acquisition Closing Date as though such representations and warranties had been made on or as of such Future Acquisition Closing Date, and (ii) the Borrower's continued performance of and compliance with each of its covenants, obligations and agreements required by this Agreement;

         2. The Borrower shall have delivered to the Holder each of the following documents duly executed by it or such other persons, if applicable:

             (a) a Subsequent Debenture in the amount of the Subsequent Loan;

             (b) a Subsequent Stock Purchase Warrant; and

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             (c) any other documents reasonably requested by the Holder in connection therewith; and

         3. The Holder shall by wire transfer pay to the Borrower the proceeds of the Subsequent Loan, net of (i) a closing fee owed to the Holder of One Percent (1%) of the amount of the Subsequent Loan, and (ii) any fees and expenses of the Holder or Holder's attorneys as required under Article 10 hereof.

                                    ARTICLE 2

                                     Equity

Section 2.1 Stock Purchase Warrants.

         (a) At Closing, the Borrower will issue and sell to the Holder a stock purchase warrant (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, the "Initial Warrant") in the form of EXHIBIT 2.01A hereto, to acquire shares of the Borrower's common stock ("Shares") which will entitle the Holder to receive that number of the Borrower's authorized but unissued Shares that will provide the Holder, in the aggregate, with Two and One Tenth Percent (2.1%) of the Borrower's capital stock, calculated on a fully diluted basis in accordance with the terms set forth therein. The purchase price of the Initial Warrant shall be $60.

         (b) At each Future Acquisition Closing, the Borrower will issue and sell to the Holder a stock purchase warrant (collectively, with all modifications, extensions, renewals and replacements thereof and therefor, a "Subsequent Warrant", which together with the Initial Stock Purchase Warrant are collectively referred to herein as the "Warrants") in the form of EXHIBIT 2.01B hereto, to acquire Shares which will entitle the Holder to receive, for each Two Million Dollars ($2,000,000) of Subsequent Loan amount, that number of the Borrower's authorized but unissued Shares that will provide the Holder, in the aggregate, with .467% of the Borrower's capital stock, calculated on a fully diluted basis in accordance with the terms set forth therein. The purchase price of the Subsequent Warrant shall be $13.33 for each $2,000,000 of Subsequent Loan amount.

Section 2.2 Valuation of Warrants. The Holder and the Borrower hereby agree that as of the Closing, the fair market value of the Warrants shall be the purchase price thereof, and that they shall prepare and maintain their books of account, financial statements and tax returns in a manner consistent therewith.

                                    ARTICLE 3

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                             [Intentionally Omitted]

                                   ARTICLE 4

                              Executive's Agreement

         Reference is made to that certain Executive's Agreement being executed herewith. The Borrower consents to the entry by all parties into such Executive's Agreement for all purposes.

                                    ARTICLE 5

                         Representations and Warranties

         To induce the Holder to enter the transactions contemplated herein and purchase the Debentures and Warrants, the Borrower represents and warrants as set out below. All representations and warranties in this Article are being made by the Borrower on and as of the Closing Date, shall refer to facts as they exist at Closing and shall survive the Closing.

Section 5.1 Due Organization; Authority; Binding Obligation; Opinion of Counsel. Each Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation having a Certificate of Incorporation, as amended, and By-Laws, or, if applicable, such other organizational documents (all terms of which are in full force and effect) as previously furnished to the Holder, and true copies of which, together with all other material constituent documents of such Company, are attached hereto as part of EXHIBIT 5.01A. Each Company is duly qualified to conduct business as proposed and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualification and where the failure to so qualify could have a material adverse effect on it, evidence of which qualification and good standing with respect to each of the U.S. Companies are attached hereto as EXHIBIT 5.01B. Each U.S. Company has full power and authority to enter into the Loan Documents to which it is a party, and to consummate the transactions contemplated hereby or thereby, and to carry out the provisions hereof and thereof. Each U.S. Company has taken all corporate action necessary for the execution and performance of the Loan Documents to which it is a party, and to consummate the transactions contemplated hereby or thereby as evidenced by the resolutions set forth in
EXHIBIT 5.01C. This Agreement and each document to be executed by each U.S. Company herewith will constitute a valid and binding obligation of the U.S. Company party thereto, enforceable in accordance with their respective terms when executed and delivered; and

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each U.S. Company has caused its counsel to deliver a letter opining as to such authority and related matters in the form set forth in EXHIBIT 5.01D.

Section 5.2 Principal Business; Title to Assets. The Companies are primarily engaged in marketing and selling traffic and programming systems for broadcast systems. Each Company has good and marketable title to and ownership of all real and personal property it purports to own, free and clear of all liens, claims, security interests and encumbrances except for liens created hereunder, liens securing the Senior Debt and liens for taxes and assessments not delinquent or which are contested in good faith.

Section 5.3 Litigation. None of the Companies have been made a party to or threatened by any suits, actions, claims, investigations by governmental bodies or legal, administrative or arbitrational proceedings, except to the extent such proceeds could not have a material adverse effect, whether individually or in the aggregate, on such Company and as set out in the litigation schedule attached hereto as EXHIBIT 5.03 (hereinafter "Litigation Schedule"). None of the Companies nor their officers or directors know of any basis or grounds for any such suit or proceeding. There are no outstanding orders, judgments, writs, injunctions or decrees of any court, government agency or arbitrational tribunal against or affecting any Company or its properties, assets or business.

Section 5.4 Taxes.

         (a) Generally. Each Company has filed all tax returns, federal, state and local, which are required to be filed, and has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties), which have or may become due pursuant thereto or pursuant to any assessment received by such Company.

         (b) No Open Returns. No federal, state, local, foreign or other return of any Company for tax years that remain open under any applicable statute of limitations, has been examined by the Internal Revenue Service or other tax authorities; or if so examined no deficiencies have been asserted or assessments made as a result of such examinations (including all penalties and interest). There are no waivers, agreements or other arrangements providing for any extension of time with respect to the assessment or collection of any unpaid tax, interest or penalties relating to any Company. No issues have been raised by (or are currently pending before) the Internal Revenue Service or any other taxing authority in connection with any return of any Company, which could reasonably be expected to have a material adverse effect on the financial condition of such Company if decided adversely to such Company, nor are there any such issues which have not been so raised but if so raised by the Internal Revenue Service, or any other taxing authority, could reasonably be expected to have such a material adverse effect.

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         (c) Excess Parachute Payments. No Company has made, has become obligated to make, or will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in Internal Revenue Code Section 280G.

         (d) Deferred Intercompany Transactions. Each Company and its affiliates have not engaged in any "deferred intercompany transactions" within the meaning of Section 1.1502-13 of the regulations promulgated under the Internal
Revenue Code.

Section 5.5 Financial Statements. The consolidated or consolidating financial statements for the fiscal year ending March 31, 1997 as audited by BDO Seidman, LLP, attached as EXHIBIT 5.05(a), and the Borrower's unaudited consolidated or consolidating financial statements for the nine month period ending December 31, 1997 attached as EXHIBIT 5.05(b) are prepared in accordance with GAAP, are true and correct in all material respects, and fairly state the results of the Companies' operations and their financial position at such dates and for the periods stated, subject, in the case of such unaudited financial statements, to normal year-end adjustments which, in the aggregate, are not material.

Section 5.6 Leases; Material Contracts.

         (a) Leases. A complete list of all real property leases to which each Company is a party are attached hereto as EXHIBIT 5.06(A). Each Company's possession of its leased property has not been disturbed, and no claim has been asserted against such Company adverse to its leasehold interests. All lease obligations of each Company are current in all material respects.

         (b) Material Contracts. The listing of the Companies' customer contracts and the other information set out in the Companies' Order Book of January 31, 1998 was true and correct in all material respects as of such date, and there has been no material adverse change in the status of such contracts since that date; all such customer contracts to which any Company is a party are valid and binding agreements, enforceable according to their terms, and no party is in default thereunder; the form of customer contract attached hereto as
EXHIBIT 5.06(B) is substantially similar to the form of, and contains substantially similar terms to, the customer contract of each Company. All accounts payable and any other indebtedness of the Companies are current in all material respects.

Section 5.7 Disclosure. All representations made in the Borrower's Confidential Offering Memorandum of December 1997 attached as EXHIBIT 5.07A hereto, the Perfection Certificates provided to the Holder attached as EXHIBIT 5.07B, the list of indebtedness of the Companies attached as EXHIBIT 5.07C hereto and in any other document described herein or previously supplied to the Holder in regard to this financing, are true and correct

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in all material respects as of this date, and all projections provided in such documents are reasonable; there are no material facts relating to the Companies known to any Company, its officers or directors or able to be learned by reasonable diligence, which are not fully disclosed in the above documents to the holder; no representation, covenant or warranty made by the Companies herein or in any such document, statement or writing furnished to the Holder in connection with the transactions contemplated herein contains or will contain any untrue statement of material fact, or omits to state a material fact necessary to make a statement therein not misleading.

Section 5.8 Management History. During the past ten (10) years neither Andre Blay, nor Robert Blay, Richard Schleufer, Robert McConnell, Lester Green, John Sorensen, David Martin or Clint Buckley Company has been arrested for or convicted of any felony or petitioned or been granted any relief in bankruptcy.

Section 5.9 Subsidiaries. SCHEDULE 5.9 hereto correctly reflects the organization of the Companies. Except as set forth on such Schedule, no Company has any subsidiaries, partners or any other commonly controlled or related entities.

Section 5.10 Incumbency. Attached hereto as EXHIBIT 5.10 is a true and complete list of officers and directors of each Company and stockholders of each Company (except, in the case of the stockholders of the Borrower, only those stockholders which own more than 1,000,000 shares of the Borrower's common stock).

Section 5.11 No Material Change. Since February 16, 1998, no Company has suffered any material adverse change in its condition (financial or otherwise) or its overall business prospects, nor entered into any material transactions, or incurred any material debt, obligation or liability, absolute or contingent, nor sustained any material loss or damage to its property, whether or not insured except as proposed herein, nor suffered any material interference with its business or operations, present or proposed; and there has been no sale, lease, abandonment or other disposition by any Company of its property, real or personal, or any interest therein or relating thereto, that is material to the financial position of such Company.

Section 5.12 No Side Agreements. None of the Companies or any of their officers, directors are party to any agreement with the Holder except for this Agreement and the other documents mentioned herein or listed as exhibits hereto; except for this Agreement and such other documents, no Company is a party to any agreement calling for any action by it outside the ordinary course of its business; there exists no agreement or understanding calling for any payment or consideration from a customer or supplier of any Company to an officer, director or shareholder of such Company in respect of any transaction between the Company and such supplier or customer.

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Section 5.13 Non-Contravention. Except for matters set out in the Litigation
Schedule, each Company is not in breach of, default under, or in violation of any applicable law, decree, order, rule or regulation which may materially and adversely affect it; or any indenture, contract, agreement, deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license or other instrument or obligation to which it is a party, or by which it is bound, or to which any of its assets are subject which could have a material adverse effect upon such Company's financial condition or business; the execution, delivery and performance of this Agreement and the other documents mentioned herein will not constitute any such breach, default or violation, or require consent or approval of any court, governmental agency or body, except as expressly provided contemplated herein.

Section 5.14 Fees & Brokerage. Except as provided in the Commitment Letter, no brokerage or similar fees are due to any party in respect to the transactions contemplated herein.

Section 5.15 Other Debts; Sources and Uses. Except for the Senior Debt, the matters set out in the Litigation Schedule, and other debts of the types and in the amounts described in the Financial Statements included herein as EXHIBIT 5.05(A) and EXHIBIT 5.05(B), each Company has no material, whether individually or in the aggregate, debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, arising out of any transaction entered into or any state of facts existing prior hereto, including without limitation, liabilities or obligations on account of taxes or government charges, penalties, interest or fines thereon or in respect thereof; each Company does not know, and has no reasonable grounds to know, of any basis for any claim against it as of the date of this Agreement, or of any debt, liability or obligation other than those mentioned herein; EXHIBIT 5.15 hereto correctly states the uses of the Initial Loan.

Section 5.16 Capital Structure. The authorized capital stock of each Company is as set forth on EXHIBIT 5.16A. All securities reflected thereon have been duly issued in accordance with applicable laws including federal and state securities laws. Except as set forth therein there are no options, warrants or other securities which are convertible or exchangeable for capital stock of any Company, and no preemptive rights in respect to capital stock of any Company. There are no issued and outstanding shares of Series B or C preferred stock or authorized but unissued shares of Series B or C preferred stock of the Borrower.
EXHIBIT 5.16B correctly reflects the form of the management options set out in
EXHIBIT 5.16.

Section 5.17 Solvency. As of the date hereof, and giving effect to the transactions contemplated by this Agreement, the present fair saleable value of each Company's assets is greater than the amount required to pay such Company's total indebtedness (contingent or otherwise), and is greater than the amount that will be required to pay such indebtedness as it matures and as it becomes absolute and matured; the transactions contemplated hereby are being effectuated without intent to hinder, delay or defraud present or future creditors of any Company; it is each Company's intention that it will maintain the above-referenced solvent financial condition, giving effect to the debt incurred hereunder, as long as each Company is obligated to the Holder under this Agreement or in any other manner whatsoever; each Company has sufficient capital to carry on its previous operations as they are now conducted, and to consummate the transactions contemplated herein.

Section 5.18 Regulatory Compliance. Each Company has complied in all material respects with all laws, ordinances and regulations applicable to it and to its business, including without limitation laws, ordinances and regulations relating to securities, patent, trademark, zoning, labor, food and drug, the Occupational Safety & Health Act, the Employees Retirement Income Security Act, and all federal and state environmental laws and regulations.

Section 5.19 Employee Benefit Matters. There is no existing single-employer plan defined in Section 4021(a) of ERISA in respect of which each Company is, an "employer" or a "substantial employer" as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively; each Company has delivered to the Holder copies, as listed on EXHIBIT 5.19 attached hereto, of each plan described in
Section 4021(a) of ERISA, in respect of which each Company will be liable to make contributions or pay benefits; to the Companies' knowledge there have been no reportable events as set forth in Section 4043(b) of ERISA in respect of any such plan, and no termination of any such plan since the effective date of ERISA, which could result in any tax, penalty or liability being imposed upon any Company; each Company has not participated in, nor will the purchase of the Debentures or the Warrants by the Holder involve, any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended) that could subject any Company or the Holder to any tax or penalty imposed by said Section 4975; since the effective date of ERISA, each Company has not incurred any "accumulated funding deficiency", as such term is defined in
Section 302 of ERISA, to which such Company could be subject or for which it might be liable; each Company is not, and immediately after the Closing will not be, a party to, and none of the operations of such Company is or after the Closing will be covered by, a multi-employer plan, as defined in Section 3(37) of ERISA.

Section 5.20 Collective Bargaining. No Company is a party to or subject to any collective bargaining agreements or union contracts. There are no labor disputes pending or threatened against any Company which have affected, or so far as any Company can reasonably foresee may affect, materially and adversely the condition of any Company.

Section 5.21 Employee Contracts and Non-competition Agreements. The Borrower has delivered to the Holder copies of all employment, compensation and non-competition agreements, between the Companies and Messrs. Andre Blay, Richard Schleufer, Robert McConnell, Lester Green and John Sorensen, and all such copies are attached to EXHIBIT

5.21; all such agreements are in full force and effect, no such officer or key employee of the Companies has advised it (orally or in writing) that he or she intends to terminate his employment.

Section 5.22 No Competing Business Interests. Messrs. Andre Blay, Richard Schleufer, Robert McConnell, Les Green and John Sorensen have no direct or indirect interest (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by The National Association of Securities Dealers, Inc. Automated Quotation System or any successor thereto), including, but not limited to, the ownership of stock in any corporation, in any business, that is involved in any way with, competes with, or conducts any business similar to any of the businesses conducted by the Companies.

Section 5.23 No Conflicting Non-Competition Agreements. None of the Companies or any of their officers, directors or employees are subject to any contract or agreement purporting to limit their rights to compete in any market in which any Company presently provides, or proposes to provide, goods or services; or purporting to restrict their rights to disclose information in respect to such competition.

                                    ARTICLE 6

                              Affirmative Covenants

         The Borrower shall, and shall cause each Company, to:

Section 6.1 Monthly Financials. Maintain a standard modern system of accounting; make, to the best of its knowledge, full, true and correct entries in such system of all dealings and transactions in relation to its business and affairs; forward, or cause to be forwarded to the Holder the Borrower's monthly year-to-date consolidated and consolidating financial statements (including a monthly and year-to-date balance sheet, profit and loss statement);

Section 6.2 Form 10Q. Provide the Holder within 45 days of the end of each calendar quarter with such information required to be disclosed in a Quarterly Report on Form 10Q pursuant to the Securities Exchange Act of 1934, as amended, and with such financial information prepared in accordance with any applicable accounting rules relating thereto; such quarterly information shall be delivered to the Holder irrespective of whether (a) the Borrower has failed to make such filing with the Securities and Exchange Commission (the "SEC") or (b) the Borrower is required to make such filing with the SEC;

Section 6.3 Certification of Non-Default. Provide to the Holder in writing each quarter a written certification by the Chief Executive Officer and Chief Financial Officer of the

Borrower, that no default has occurred under the Debentures or this Agreement, or any Senior Debt; or if any such default exists, stating the nature of such default;

Section 6.4 Form 10K. Within ninety (90) days of each fiscal year-end, provide to the Holder with such information required to be disclosed in an Annual Report on Form 10K pursuant to the Securities Exchange Act Of 1934, as Amended, and with such financial information prepared in accordance with any applicable accounting rules relating thereto; such annual information shall be delivered to the Holder irrespective of whether (a) the Borrower has failed to make such filing with the SEC or (b) the Borrower is required to make such filing with the SEC;

Section 6.5 Projected Financials. Prior to each accounting year-end, provide the Holder with projected financial statements for the coming three (3) years and monthly projections for the coming year, in the same format as used for Section 6.1;

Section 6.6 Regulatory Filings. Within thirty (30) days of filing, provide the Holder with copies of all returns and material documents filed with federal, state or local government agencies, including without limitation the Internal Revenue Service, the Environmental Protection Agency, the Occupational Safety & Health Administration and the Securities & Exchange Commission; routine payroll tax withholding items shall be excluded;

Section 6.7 Notice of Litigation. Notify the Holder of any litigation to which any Company is a party wherein the amount at issue is in excess of Seven Hundred Fifty Thousand ($750,000) by mailing to the Holder, in accordance with the provisions of Article 14 hereof, within thirty (30) days of receipt thereof, a copy of the Complaint, Motion for Judgment or other such pleadings served on or by a Company; and any litigation to which a Company is not a party but which could substantially affect the operations of a Company's business or the collateral pledged under this Agreement, by mailing to the Holder, in accordance with the provisions of Article 14 hereof, a copy of all Complaints and Answers obtained by a Company in regard to such litigation, or if no pleadings are obtained, a letter setting out the facts known about the litigation within thirty (30) days of receipt or knowledge thereof; a Company shall not be obliged by this paragraph to give notice of suits wherein a Company is a creditor seeking collection of account debts;

Section 6.8 Notice of Defaults or Judgments. Give the Holder notice of default declared in regard to any loan or lease of a Company or any judgment entered against a Company which could have a material adverse effect upon the financial condition or business of such Company by mailing a copy to the Holder within ten
(10) days of receipt thereof;

Section 6.9 Board Meetings. Hold periodic meetings of its Board of Directors; give the Holder prior notice of such meeting at the same time that notice is given to members of the Board of Directors; allow one designee of the Holder to attend such board meeting at the Borrower's expense; notwithstanding the foregoing, if the Borrower's Board of Directors desires to act by unanimous consent in lieu of meeting, they may do so provided that the Holder is sent a copy of the resolutions adopted at least ten (10) days following to their adoption;

Section 6.10 Insurance. Maintain all-risk hazard insurance on its assets, with a mortgagee clause in favor of the Holder, in such reasonable amounts and forms as acceptable to the Holder; this shall include federal flood insurance if any assets are in a designated flood plain; and supply the Holder annually with a certification of such insurance from the relevant insurers in the form set forth as EXHIBIT 6.10;

Section 6.11 Use of Proceeds; Certification. Use the proceeds of the Loans only in the manner set forth on EXHIBIT 5.15. The Holder shall be entitled to review, at any time, the Borrower's use of the proceeds of the Loans.

Section 6.12 [Intentionally Omitted]

Section 6.13 [Intentionally Omitted]

Section 6.14 Payments and Other Debts. Make all payments of principal, interest and expenses as and when due under the Debentures, without setoff and regardless of any claim the Borrower may have against the Holder except for setoff rights and claims which have been reduced to a final judgment against the Holder by a court of competent jurisdiction; and comply in all respects with all terms, conditions and covenants relating to other debt obligations of the Borrower;

Section 6.15 Maintain Copies; Financing Statements. Maintain an original or a true copy of this Agreement and any modifications hereof, which shall be available for inspection as called for herein or in the Debentures; and pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning any collateral for the Debentures;

Section 6.16 Information Requests. Furnish from time to time to the Holder at the Borrower's expense all information that the Holder may reasonably request to enable the Holder to prepare and file any report or form required of the Holder by the Securities and Exchange Commission or any other regulatory authority;

Section 6.17 Protect the Collateral. Take all necessary steps to administer, supervise, preserve and protect the collateral for the Debentures and to perfect and maintain the Holder's security interest in such collateral; regardless of any action taken by the Holder, there shall be no duty upon the Holder in this respect; and

Section 6.18 Further Assurance. From time to time promptly execute and deliver to the Holder such additional documents, and take such other reasonable steps, as the Holder may reasonably require to carry out the purposes hereof and of the other Loan Documents, or to protect the Holder's rights thereunder, including (without limiting the generality of the foregoing) the execution of recordable documents to reflect the Holder's interests in any collateral for the Loans, and the recording thereof at Borrower's expense in the relevant public records.

                                    ARTICLE 7

                               Negative Covenants

          The Borrower shall not do any of the following acts, and shall cause each of the Companies to refrain from doing any of the following acts, without the prior written consent of the Holder. Holder's consent to such acts shall not be unreasonably withheld or delayed with respect to the covenants contained in Sections 7.1, 7.2, 7.4, 7.6, 7.7, 7.9 and (except in the case of proposed Future Acquisitions for which the Borrower will seek a Subsequent Loan from the Holder) 7.10.

Section 7.1 Change of Organization. Make or suffer any material change in its organization (including amendments to its charter or bylaws if such change will adversely affect the Holder's rights or interest hereunder), cause or suffer any change in its percentage ownership of its subsidiaries, or establish any parent or subsidiary entities in which the Holder will not have a direct or indirect pro rata equity interest;

Section 7.2 Equity Redemption. Except as contemplated by EXHIBIT 5.15, redeem any capital stock of any class or any convertible debt or other equity security of the Borrower except as required by the Warrants;

Section 7.3 Dividends. Except in the case of dividends made by the Companies (other than the Borrower) to the Borrower, whether directly or indirectly, declare or pay any dividend or distribution of any type on any class of its equity securities;

Section 7.4 Directors. Suffer Mr. Andre Blay or Mr. Richard Schleufer to resign or otherwise cease to be a Director of the Borrower;

Section 7.5 Mergers, Etc. Become a party to any merger or consolidation, except where the relevant Company is the surviving corporation, with any other corporation, company or entity, or dispose of assets necessary to continue its present or proposed business operations;

Section 7.6 Capital Expenditures. Make capital expenditures in any fiscal year in excess of One Million Six Hundred Thousand DOLLARS ($1,600,000), except to the extent such expenditures are included in a capital improvements budget approved by the Board of Directors and the Holder; provided, however, that the limit on capital expenditures hereunder shall either be increased or decreased at the beginning of each fiscal year commencing on April 1, 1999, commensurate with the percentage of the Borrower's annual increase or, if applicable, decrease of gross profits during the prior fiscal year, for example, if the Borrower experienced an annual increase of gross profits of ten percent (10%) during the prior fiscal year then the limit on capital expenditures hereunder shall be increased by ten percent (10%) for the following fiscal year or, conversely, if the Borrower experienced an annual decrease of gross profits of ten percent (10%) the prior fiscal year then the limit on capital expenditures hereunder shall be decreased by ten percent (10%) during the following fiscal year; provided, further, that, under no circumstances, shah the limit on capital expenditures hereunder be less than One Million Six Hundred Thousand Dollars ($1,600,000); or prepay any debt except for that incurred hereunder;

Section 7.7 Employee Compensation. Pay a salary or other compensation or advance to any employee in excess of Six Hundred Thousand Dollars ($600,000) per year (inclusive of any bonuses approved by the Board of Directors, without any interested Director voting in favor of such award);

Section 7.8 Indebtedness and Financial Ratios. Incur, suffer or maintain indebtedness, calculated on a consolidated basis for all the Companies, such that

         (a) at the end of each calendar quarter, the ratio of the Companies' total indebtedness to their EBITDA for the twelve (12) calendar month period then ending is greater than 4.0 to 1, PROVIDED, HOWEVER, that so long as the Borrower does not acquire Boss, Inc. or its assets, the ratio applicable to this sub-section (a) shall be 4.25 to 1 instead of 4.0 to 1 for the first twelve (12) months after the date hereof; and

         (b) at the end of each calendar quarter through December 31, 2001, the ratio of the Companies' EBITDA for the twelve (12) calendar month period then ending, to its debt service required in the relevant month (including principal and interest) is less than 1.5 to 1;

         (c) at the end of each calendar quarter beginning with March 31, 2002, the ratio of the Companies' EBITDA for the twelve (12) calendar month period then ending, to its debt service required in the relevant month (including principal and interest) is less than 2.0 to 1; and

         (d) at the end of each calendar month preceding a month when the Borrower is to make a material acquisition, the Companies shall be in compliance with the financial ratios set out in sub-sections (a), (b) and (c) above;

PROVIDED, HOWEVER, that the Borrower shall not be in breach of this covenant solely by virtue of its incurring and maintaining Senior Debt up to an aggregate amount of $5,000,000 and Loans hereunder in an aggregate amount up to $9,000,000; PROVIDED FURTHER that in calculating EBITDA under this Section 7.8 and in the definition of EBITDA at Section 20.1, below, (x) in cases where the Borrower has acquired any operations after the date hereof, the acquired entity's average monthly EBITDA during the twenty-four months prior to the acquisition or, if elected by the Borrower and the Borrower has notified the Holder of such election, during the twelve months prior to the acquisition shall be included in the calculation of the Companies' EBITDA on a pro forma basis for each of the twelve (12) months after the acquisition, and adjustments may be made to reflect on a pro-forma basis operating cost savings reasonably expected to result from the acquisition, and (y) capital leases may, at the Borrower's option, be treated either as debt such that the total lease obligations are included in the calculation of total indebtedness and the relevant rents are treated as interest and principal payments; or capital leases may be treated as if they were operating leases, such that the lease obligations are excluded from the calculation of total indebtedness, the relevant rents are deducted in full from gross revenues in calculating net income, and no portion of such rents shall be treated as an interest expense; AND provided, further, that indebtedness under that certain hedging facility at Barclays Bank PLC shall not be included in any calculation of indebtedness herein so long as such facility continues to be collateralized in full by cash or cash equivalents.

Section 7.9 Affiliate Transactions. Purchase or sell any property or services or borrow or lend money or property from or to, or co-invest in any transaction with, any officer, director, employee or other affiliate, or any affiliate of any such officer, director, employee or affiliate, except for transactions wherein the terms are no less favorable to such entity than the best terms available from an unaffiliated person;

Section 7.10 Change of Business. Expend or invest any funds in any manner not strictly related to the business of producing, selling and providing support services for computer software;

Section 7.11 Change, etc. Alter its charter, bylaws or other constituent documents, reorganize the current business entities, or, in the case of the Borrower only, invest more than Two Million Dollars ($2,000,000) in any affiliates or other entities;

Section 7.12 New Debt Provisions. Enter any lease or debt agreement which explicitly precludes the Holder from curing defaults thereunder; this Section shall not be construed to require the Holder to cure any such defaults;

Section 7.13 Judgments. Permit any material final judgment obtained against it to remain unpaid for over twenty (20) days without obtaining a stay of execution or bond;

Section 7.14 Cross-Default. Incur any declared default under any material lease, loan or other agreement pertaining to another debt or material obligation of it; or

Section 7.15 Diversion of Proceeds. Divert any proceeds of the Loans or Warrants from the purposes set out in Section 6.10, above.

                                    ARTICLE 8

                            Termination of Agreement

         This Agreement shall automatically terminate and shall no longer be of any force or effect when the Debentures and the Loans have been fully and indefeasibly repaid.

                                    ARTICLE 9

                                     Default

Section 9.1 Events of Default. Any of the following events shall be an "Event of Default" as that term is used herein:

         (a) Principal and Interest Payments. The Borrower fails to make payment when due of any principal or interest installment on the Debentures;

         (b) Representations and Warranties. Any representation or warranty made by the Borrower proves to have been incorrect in any material respect as of the date thereof and remains incorrect after ten (10) days' notice; or any representation, statement (including financial statements), certificate or data furnished or made by the Borrower (or any officer, accountant or attorney of the Borrower) under this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified;

         (c) Covenants. The Borrower defaults in the observance or performance of any of the covenants or agreements contained in this Agreement (other than a default under any other subsections of this Section 9.1) or a default occurs under the Executive Agreement attached as EXHIBIT 1.04 hereto, and such default continues unremedied for a period of ten (10) days after the earlier of (i) notice thereof being given by the Holder to the Company, or (ii) such default otherwise becoming known to the officers or chief financial officer of the Borrower;

         (d) Loan Documents. The Borrower defaults in the observance or performance of any of the covenants or agreements contained in any Loan Document which continues beyond the expiration of any notice and cure period pertaining thereto;

         (e) Other Debt to Holders. The Borrower defaults in the payment of any amounts due to the Holder, or the Holder declares a default by the Borrower (which has not been cured within any applicable cure periods), in connection with the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, collateral or other documents relating to any indebtedness of the Borrower to the Holder, other than the Debentures;

         (f) Cross Default to Other Obligations. Without implying that such other indebtedness is permitted, a Company defaults in the payment of any amounts due to any person (other than the Holder), or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral or other documents relating to any obligation of a Company in excess of $750,000 to any person (other than the Holder), after any grace period applicable to such default has elapsed;

         (g) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of a Company or of its property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against a Company under the U.S. Bankruptcy Code; or a Company is adjudicated bankrupt or insolvent; or any material portion of the properties of a Company is sequestered by court order and such order remains in effect for more than fifty (50) days after a Company obtains knowledge thereof; or a petition is filed against a Company under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within sixty (60) days;

         (h) Voluntary Petitions. A Company files a petition under the U.S. Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

         (i) Assignments for Benefit of Creditors. A Company makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of all or any part of its property;

         (j) Undischarged Judgments. Judgment for the payment of money, which is not covered by insurance, is rendered by any court or other governmental body against the Company, and such Company does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within twenty (20) days from the date of entry thereof, and within said period of twenty (20) days from the date of entry thereof or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under GAAP;

         (k) Attachment. A writ or warrant of attachment, seizure or any similar process shall be issued by any court against all or any material portion of the property of a Company, and such writ or warrant of attachment or any similar process is not released or bonded within twenty (20) days after its entry; and

         (1) No Assumption. Substantially all of the ownership interest in a Company, or any Company's assets, are sold, exchanged or transferred.

With respect to any breach described above that is capable of being cured and for which no cure period is already specified (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty
(30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower given in accordance with the provisions hereof; provided, however, that this provision shall not require notice to Borrower and an opportunity to cure any Curable Default of which Borrower has had actual knowledge for the requisite number of days set forth.

Section 9.2 Remedies. Upon the occurrence of any Event of Default, the Holder may
         (a) by written notice to the Borrower, declare the entire principal amount of the Loans then outstanding, including interest accrued thereon, together with all other fees and charges payable in connection with the Loans, to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower; and

         (b) exercise any of the rights or remedies provided in the Collateral Documents or avail themselves of any other rights or remedies provided by applicable law; and

         (c) set-off any funds of the Borrower in the possession of the Holder against any amounts then due by the Borrower to the Holder pursuant to this Agreement.


                                   ARTICLE 10

                                 Fees and Costs

         The Borrower shall pay:

Section 10.1 All closing costs, brokerage commissions, due diligence costs and other fees and expenses incurred by the Holder in connection with the transactions contemplated by this Agreement, including fees of KPMG Peat Marwick not to exceed $10,000;

Section 10.2 A closing fee to the Holder of One Percent (1%) of all Loans made at the Closing of, if applicable, any Future Acquisition Closing.

Section 10.3 The hourly fees and expenses of the Holder's attorneys for work done in connection with the transactions contemplated by this Agreement;

Section 10.4 All of Holder's expenses of any nature which may be reasonably necessary, either before or after a default hereunder, for the enforcement or preservation of the Holder's rights under this Agreement, the Debentures, the Warrants, or any other agreement of the Borrower mentioned herein, including but not limited to reasonable attorneys' fees, appellate costs and fees, and costs incurred by the Holder as a participant in any bankruptcy proceeding, workout, debt restructuring, extension of maturity or document amendment, involving the Borrower or any other obligor under the Debentures;

Section 10.5 All costs and fees, including attorneys' fees and expenses, incurred by the Holder or its affiliates in connection with:

         (a) any suit, action or claim of the Holder to enforce the provisions of this Agreement or any other document related hereto; and

         (b) any suit, action, claim or other liability asserted against the Holder or its affiliates by a Company or Mr. Blay, in either case, in which such parties do not prevail with respect to substantially all of their claims.

                                   ARTICLE 11

                     Indemnification. Environmental Liability

         The Borrower will indemnify the Holder and its directors, officers, employees, agents and controlling persons (hereinafter "Indemnitees") against, and hold the Holder and each such Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including attorneys' fees and expenses) incurred by or asserted against the

Holder or any such Indemnitee arising out of, in any way connected with, or resulting from the following:

         (a) this Agreement, the other documents contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, or consummation of the transactions contemplated hereby and thereby;

         (b) any and all liability and loss with respect to or resulting from any and all claims for or on account of any broker's or finder's fees or commissions with respect to this transaction as may have been created by Borrower or its officers, partners, employees or agents, together with any stamp or excise taxes which may become payable in connection with this transaction or the issuance of stock hereunder;

         (c) the spilling, leaking, pumping, pouring, unsettling, discharging, leaching or releasing of hazardous substances on property owned by the Borrower or any violations by the Borrower of CERCLA, the Federal Clean Water Act or any other Federal, state or local environmental law, regulation or ordinance; and

         (d) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not the Holder or any such person is a party thereto;

         PROVIDED, HOWEVER, that any such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from the Holder's gross negligence or willful misconduct.

         The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Debentures, the invalidity or unenforceability of any term or provision of this Agreement, the Debentures or any Collateral Documents, or any investigation made by or on behalf of the Holder. All amounts due under this Article shall be payable on written demand therefor.

                                   ARTICLE 12

                                    Remedies

Section 12.1 Cumulation. Receivership. None of the rights or remedies of the Holder provided herein shall be exclusive, but each shall be cumulative with and in addition to every other right or remedy of the Holder, now or hereafter existing, at law or in equity, by statute, agreement or otherwise. In any action under this Agreement, the Debentures or the Warrants, the Holder shall be entitled to appointment of a receiver to administer the Borrower, or all or any portion of its assets as may be subject to Holder's claims.

Section 12.2 No Implied Waver. No course of dealing between the Holder and any other party hereto, or any failure or delay on the part of the Holder in exercising any rights or remedies hereunder, shall operate as a waiver of any rights or remedies of the Holder under this or any other applicable agreement. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

                                   ARTICLE 13

                                     Parties

           This Agreement will bind and accrue to the benefit of Borrower the Holder, any holders of the Warrants or the Debentures, and their successors and assigns. Any purchaser, assignee, transferee or pledgee of the Warrants or Debentures, or any document arising in connection with the transaction subject to this Agreement (or any of them), sold, assigned, transferred, pledged or repledged by a Holder shall forthwith become vested with and entitled to exercise all rights and remedies provided herein to the Holder, as if said purchaser, assignee, transferee or pledgee were originally named in this Agreement in place of the Holder.

                                   ARTICLE 14

                                     Notice

           All notices or communications under this Agreement or the Warrants or Debentures shall be in writing and mailed, postage prepaid, or delivered as follows:

     To Holder:            1666 K Street, N.W., 9th Floor
                           Washington, D.C. 20006
                           Attn: Mr. Scott S. Binder, Principal

                           and to

                           Dickstein Shapiro Morin & Oshinsky LLP
                           2101 L Street, N.W.
                           Washington, D.C. 20037
                           Attn: David P. Parker, Esquire

     To the Company:       IndeNet, Inc.
                           Fairway III Drive
                           Northville, MI 48167
                           38705 Seven Mile Road, Suite 435
                           Livonia, MI 48152-1056
                           Attn: Mr. Robert Blay

                           and to

                           Miller Canfield, Paddock and Stone, P.L.C.
                           150 West Jefferson
                           Suite 2500
                           Detroit, MI 48226-4415
                           Attn: David K. McCleod, Esq.

or, to such subsequent addresses as may hereafter be specified by the parties. Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions. Each such notice, request or other communication shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of the messenger or the answer back being deemed conclusive [but not exclusive] evidence of such delivery), or at such time as delivery is refused by addressee upon presentation.

                                   ARTICLE 15

                           Relationship of the Parties

           This Agreement provides, among other things, for the making, of loans by the Holder, in its capacity as a lender, to the Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by the Borrower to the Holder. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Holder to protect its interests as a lender in assuring, payments of interest and repayment of principal, and as warrant or stock holder in preserving its equity stake in the Borrower. Nothing contained in this Agreement shall be construed as permitting or obligating the Holder to act as financial or business advisors or consultants to the Borrower, as permitting or obligating the Holder to control the Borrower or to conduct the Borrower's operations, as creating any fiduciary obligation on the part of the Holder to the Borrower, or as creating any joint venture, agency or other relationship between the parties, other than as explicitly and specifically stated in this Agreement. The Holder is not, and shall not be construed as, a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Borrower, neither the Holder nor the Borrower intend the Holder to assume such status, and, accordingly, the Holder shall not be deemed responsible for or a participant in any acts or omissions of the Borrower. The Borrower represents that it has had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this agreement and with respect to all matters contained herein.

                                   ARTICLE 16

          Controlling Law; Venue and Jurisdiction; Service of Process,

         This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the District of Columbia, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the District of Columbia or the Federal courts in such District, to the jurisdiction of which courts all undersigned parties hereby submit as the agreement of such parties, as not inconvenient, and as not subject to review by any court other than such courts in the District of Columbia. All parties intend and agree that the courts of jurisdictions in which the Borrower is incorporated and conducts its business shall afford full faith and credit to any judgment rendered by a court of the District of Columbia against the Borrower or other obligees hereunder, and that such District of Columbia and federal courts shall have in personam jurisdiction to enter a valid judgment against the Borrower or other obligees hereunder. Service of any summons and/or complaint and any other process which may be served on the Borrower in any action in respect hereto, may be made by mailing via registered mail, or delivering a copy of such process to the Borrower at its address specified above. The parties hereto agree that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of the Holder.

                                   ARTICLE 17

                             Waiver of Trial by Jury

         Each party to this Agreement waives all right to trial by jury of all claims, defenses counterclaims and suits of any kind directly or indirectly arising from or relating to this Agreement or the Loan Documents or the dealings of the parties in respect thereto. The parties hereto acknowledge and agree that this Article is a material term of this Agreement and that the Holder would not extend any funds under this Agreement if this waiver of jury trial were not a part of this Agreement. Each party hereto acknowledges that this is a waiver of a legal right and that it makes this waiver voluntarily and knowingly after consultation with, or the opportunity to consult with, counsel of its choice. Each party hereto agrees that all such claims, defenses, counterclaims and suits shall be tried before a judge of competent jurisdiction, without a jury.

                                   ARTICLE 18

                              Captions; Severance.

         The captions in this Agreement and the Warrants and Debentures are inserted for reference only and shall be construed neither to limit nor amplify the meaning of the other text of such documents. To the extent any provision herein violates any applicable law, such provision shall be void and the balance of this Agreement shall remain unchanged.

                                   ARTICLE 19

                         Counterparts; Entire Agreement

         This Agreement may be executed in as many counterpart copies and counterpart signature pages as may be convenient. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties. This Agreement, the Warrants, the Debentures, the exhibits hereto and the documents mentioned herein set forth the entire agreements and understandings of the parties hereto in respect of this transaction. Any verbal agreements in respect of this transaction are hereby terminated. The terms herein may not be changed verbally but only by a writing signed by the party against which enforcement of the change is sought.

                                   ARTICLE 20

                      Definitions and Rules of Construction

Section 20.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings as follow:

         (a) "Agreement" is defined as this Investment and Loan Agreement and the exhibits and schedules hereto, as the same may be amended, supplemented, extended, modified or replaced in accordance with the terms hereof;

         (b) "Borrower" shall have the definition set out in the preamble hereof;

         (c) "Closing" is defined as the consummation of this Agreement;

         (d) "Closing Date" shall have the meaning set forth in Section 1.4 hereof;

         (e) "Collateral Documents" shall have the definition set out in
Section 1.2 hereof;

         (f) "Commitment Letter" shall have the meaning set forth in Recital A hereof;

         (g) "Companies" shall mean the Borrower, Enterprise Systems Group Limited, an English company, Cable Computerized Management Systems, Inc., a Michigan corporation, Enterprise Broadcast Systems Limited, an English registered company, Enterprise Systems Group, Inc., a New York corporation, Enterprise Air-Time Systems Limited, an English registered company, Enterprise Systems Group (Australia) Pty Limited, an Australian registered company, Media Information Services Limited, an English registered company;

         (h) Cable Computerized Management Systems, Inc., a Michigan corporation;

         (i) "Debentures" shall have the definition set out in Section 1.1 hereof;

         (j) "EBITDA" is defined as (a) net income; plus, (b) in each case, to the extent deducted in determining net income for the relevant period (i) taxes,
(ii) interest expenses as determined with reference to Section 7.8 hereof and
(iii) amortization, depreciation and similar non cash charges; and minus (c) to the extent included in determining net income for such period, extraordinary gains; all calculated in accordance with GAAP;

         (k) "ERISA" is defined as the Employee Retirement Income Security Act of 1974;

         (l) "fully diluted basis" shall mean, in respect to a corporation or other legal entity, the condition wherein all outstanding options, warrants and other securities of such entity which are exercisable or exchangeable for capital stock or other equity interests in the entity, are, for the purpose of calculating relative ownership rights, presumed to have been exercised or exchanged in full;

         (m) "Future Acquisition" shall have the meaning set forth in Section
1.1 hereof;

         (n) "Future Acquisition Closing" shall mean the consummation of any Subsequent Loans by the Holder to the Borrower to finance a Future Acquisition;

         (o) "Future Acquisition Closing Date". shall have the meaning set forth in Section 1.5 hereof;

         (p) "GAAP" is defined as generally accepted accounting principles of the United States as established from time-to-time by the Financial Accounting Standards Board, consistently applied and maintained throughout the period indicated;

         (q) "Guarantors" shall mean Cable Computerized Management Systems, Inc. a Michigan corporation, and Enterprise Systems Group, Inc., a New York corporation.

         (r) "Holder" shall have the definition set out in the preamble hereof;

         (s) "Indebtedness" shall mean all obligations for borrowed money, obligations arising from installment purchases of property or services, capitalized lease obligations, and the face amount of letters of credit and without duplication all drafts drawn thereunder;

         (t) "Initial Debenture" shall have the meaning set forth in Section 1.1 hereof;

         (u) "Initial Loan" shall have the meaning set forth in Recital A hereof;

         (v) "Initial Warrant" shall have the meaning set forth in Section 2.1 hereof;

         (w) "Liens" is defined as any interest in property securing an obligation owed to, or a claim by, a person other than the owner of such property, whether such interest is based on common law, statute or contract, and including, but not limited to, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes;

         (x) "Litigation Schedule" shall have the meaning set forth in Section
5.3 hereof;

         (y) "Loans" shall have the meaning set forth in Recital B hereof;

         (z) "Loan Documents" shall have the definition set out in Section 1.2 hereof

         (aa) "Permitted Liens " shall have the definition set out in Recital C, hereof;

         (ab) "The Securities Act" is defined as the Securities Act of 1933, as amended;

         (ac) "Senior Debt" shall have the definition set out in Section 1.3 hereof;

         (ad) "Shares" shall have the meaning set forth in Section 2.1 hereof;

         (ae) "Subsequent Debenture" shall have the meaning set forth in Section
1.1 hereof;

         (af) "Subsequent Loans" shall have the meaning set forth in forth in
Section 1. 1 hereof;

         (ag) "Subsequent Warrant" shall have the meaning set forth in Section
2.1 hereof;

         (ah) "U.S. Companies" shall mean the Borrower and the Guarantors;

         (ai) "Warrants" shall mean either or both the Initial Warrant and the Subsequent Warrants.

Section 20.2 Rules of Construction. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned. Unless the context otherwise requires:

         (a) A term has the meaning assigned to it;

         (b)  "or" is not exclusive;

         (c) Provisions apply to successive events and transactions;

         (d) "Herein", "Hereof", "Hereto", "Hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision unless otherwise so provided;

         (e) The word "person" shall mean any natural person, partnership, corporation, nation, state, government, union, association, agency, tribunal, board, bureau and any other form of business or legal entity;

         (f) All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender; and

         (g) All financial terms used herein and not capitalized shall have the meaning accorded them under GAAP.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.


                                   INDENET, INC.

                                   By:  Robert Blay
                                      ------------------------------------
                                        Robert Blay, Vice-President




                                   ALLIED CAPITAL CORPORATION

                                   By:  Scott S. Binder
                                      ------------------------------------
                                        Scott S. Binder, Principal

                                    EXHIBITS

Document                                                              Number
Initial Debenture                                                     1.1A
Subsequent Debenture                                                  1.1B
Security Agreement                                                    1.02A
UCC-1 Financing Statements                                           1.02B
Security Agreement for Intellectual Property                          1.02C
Form of Collateral Assignment of Lease                                1.02D
Guaranty                                                              1.02E
Executive's Agreement                                                 1.04
Initial Warrant                                                       2.01A
Subsequent Warrant                                                    2.01B
Charter and Bylaws                                                    5.01A
Foreign Qualifications                                                5.01B
Resolutions of Boards of Directors of Borrower and Guarantors         5.01C
Legal Opinion of Borrower's Counsel                                   5.01D
Litigation Schedule                                                   5.03
March 31, 1997 Financial Statements                                   5.05(a)
December 31, 1997 Financial Statements                                5.05(b)
List of Leases                                                        5.06A
Form of Customer Contract                                             5.06B
Offering Memorandum of December 1997                                  5.07A
Perfection Certificates                                               5.07B
List of Indebtedness of Companies                                     5.07C
Organization Chart                                                    5.09
Incumbency Certificate                                                5.10
Loan Sources and Uses                                                 5.15
Capitalization Chart                                                  5.16A
Form of Management Option                                             5.16B
Insurance Certificate                                                 6.10